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                                                                     Exhibit 5.1


                 [Letterhead of Richards, Layton & Finger, P.A.]


                                December 13, 2000


PECO Energy Transition Trust
c/o First Union Trust Company, National Association
One Rodney Square
920 King Street, First Floor
Wilmington, Delaware 19801

                  Re:      PECO Energy Transition Trust
                           ----------------------------
Ladies and Gentlemen:

                  We have acted as special Delaware counsel for PECO Energy Company, a Pennsylvania corporation (the "Company"), and PECO Energy Transition Trust, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

                  For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

                  (a) The Certificate of Trust of the Trust, dated as June 23, 1998 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on June 23, 1998;

                  (b) The Trust Agreement of the Trust, dated as of June 23, 1998, among the Company and the trustees of the Trust named therein;

                  (c) The Registration Statement on Form S-3, including a preliminary prospectus (the "Prospectus") and prospectus supplement, relating to the Series __ $ ___ Transition Bonds of the Trust (the "Transition Bonds"), as proposed to be filed by the Trust with the Securities and Exchange Commission on or about December 13, 2000 (the "Registration Statement");

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                  (d) The Amended and Restated Trust Agreement of the Trust,
dated as of February 19, 1999 (the "Amended Trust Agreement"), among the Company, as grantor and owner, and the trustees of the Trust named therein;

                  (e) The Second Amended and Restated Trust Agreement of the Trust, dated as of May 2, 2000 (the "Trust Agreement"), among the Company, as grantor and owner, and the trustees of the Trust named therein;

                  (f) A Memorandum, dated November 3, 1999 (the "Kelly Memorandum"), reflecting the removal Diana Moy Kelly ("Kelly") as a Beneficiary Trustee;

                  (g) A letter, dated November 3, 1999 (the "Mitchell Substitution Instrument"), reflecting the substitution of Barry Mitchell ("Mitchell") as a Beneficiary Trustee;

                  (h) A Memorandum, dated March 1, 2000 (the "Mitchell Memorandum"), reflecting the removal Mitchell as a Beneficiary Trustee;

                  (i) A letter, dated March 1, 2000 (the "Miller Substitution Instrument"), reflecting the substitution of Thomas R. Miller as a Beneficiary Trustee;

                  (j) The Indenture, dated as of March 1, 1999 (the "Base Indenture"), between the Trust and The Bank of New York;

                  (k) A form of Series Supplement (jointly with the Base Indenture, the "Indenture"), between the Trust and The Bank of New York, attached as an exhibit to the Registration Statement; and

                  (l) A Certificate of Good Standing for the Trust, dated December 13, 2000, obtained from the Secretary of State.

                  Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

                  For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (l) above, which we believe are all of the documents necessary or appropriate for us to have considered for the purposes of the opinions stated herein.

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We have not reviewed any document (other than the documents listed in paragraphs
(a) through (l) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

                  With respect to all documents examined by us, we have assumed
(i) the authenticity of all documents submitted to us as authentic originals,
(ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

                  For purposes of this opinion, we have assumed (i) that the Trust Agreement and the Certificate are in full force and effect and have not been amended, (ii) that there are no proceedings pending or contemplated for the merger, consolidation, conversion, dissolution or termination of the Trust,
(iii) except to the extent provided in paragraph 1 below, that each party to documents examined by us has been duly created, organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, organization or formation, (iv) the legal capacity of natural persons who are parties to the documents examined by us, (v) except to the extent provided in paragraph 2 below, that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (vi) except to the extent provided in paragraph 3 below, that each of the documents examined by us has been duly authorized, executed and delivered by all parties thereto, (vii) that the Kelly Memorandum reflects that Kelly was removed as Beneficiary Trustee by the Company as Grantor and that the Mitchell Substitution Instrument was delivered to Kelly in accordance with Section 11.01(b) of the Amended Trust agreement, (viii) that the Mitchell Memorandum reflects that Mitchell was removed as Beneficiary Trustee by the Company as Grantor and that the Miller Substitution Instrument was delivered to Mitchell in accordance with Section 11.01(b) of the Amended Trust Agreement, (ix) that any amendment or restatement of any document reviewed by us has been accomplished in accordance with, and was permitted by, the relevant provisions of said document prior to its amendment or restatement from time to time, and (x) that the Transition Bonds are issued and delivered in accordance with the provisions of a qualified rate order. We have not participated in the preparation of the Registration Statement (other than Exhibit 5.1 and 23.2 thereto) and assume no responsibility for its contents (other than Exhibit 5.1 and 23.2).

                  This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on

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the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

                  Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

                  1. The Trust has been duly created and is validly existing in good standing as a business trust under the Business Trust Act.

                  2. Under the Business Trust Act and the Trust Agreement, the Trust has all necessary trust power and authority to execute and deliver the Indenture and to issue the Transition Bonds, and to perform its obligations under the Indenture and the Transition Bonds.

                  3. Under the Business Trust Act and the Trust Agreement, the execution and delivery by the Trust of the Indenture and the Transition Bonds, and the performance by the Trust of its obligations under the Indenture and the Transition Bonds, have been duly authorized by all necessary trust action on the part of the Trust.

                  We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. We also consent to Ballard Spahr Andrews & Ingersoll's relying as to matter of Delaware law upon this opinion in connection with its rendering of an opinion to be attached as an exhibit to the Registration Statement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                         Very truly yours,


                                         /s/ Richards, Layton & Finger, P.A.

BJK/KML